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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 18, 2005
(Date of earliest event reported)

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other Jurisdiction of Incorporation)	0-13994 Commission File Number	41-1356476 IRS Employer Identification No.
6000 Nathan Lane North, Minneapolis, Minnesota 55442 (Address of principal executive offices, including Zip Code)
Telephone Number (763) 268-6000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement

        In connection with its previously announced merger with Condor Acquisition, Inc., a wholly-owned subsidiary of McDATA Corporation, Computer Network Technology Corporation ("CNT") intends to make retention grants of its shares as restricted stock to certain of its employees. The form of agreement pursuant to which CNT will make such retention grants is attached as Exhibit 99.1 to this Current Report on Form 8-K. The discussion of such restricted stock awards set forth herein is qualified in its entirety to such form of restricted stock award attached hereto.

        Upon the occurrence of a change of control (as defined in the agreement), including the merger, all such shares of restricted stock will fully vest, provided that the employee receiving such shares remains employed by CNT, its successor, or an affiliate for the nine-month period following completion of any such change of control. The employee will not be eligible for accelerated vesting of the restricted stock if the employee's employment is terminated prior to completion of such nine-month period: (i) for cause (as defined in the agreement); or (ii) by the employee other than for good reason (as defined in the agreement). If the employee's employment is terminated prior to or during such nine-month period without cause, or by the employee for good reason, the employee's restricted stock will fully vest immediately. The restricted stock will also vest immediately upon the death of an employee to whom shares of restricted stock have been issued or the employee's becoming disabled (as defined in the agreement) while employed. In any event, all such shares of restricted stock will vest two years following the date of grant, provided that the employee to whom such shares are issued remains continuously employed during such period.

ITEM 9.01—Financial Statements and Exhibits

  (c)
  Exhibits

99.1
Form of Computer Network Technology Corporation Stock Award Program Restricted Stock Agreement.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER NETWORK TECHNOLOGY CORPORATION
By:	/s/ GREGORY T. BARNUM Gregory T. Barnum Chief Financial Officer

        Dated: January 18, 2005

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  ITEM 1.01—Entry into a Material Definitive Agreement
  ITEM 9.01—Financial Statements and Exhibits
SIGNATURE